As filed with the Securities and Exchange Commission on May 2, 2023
Registration No. 333 -

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3 REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Sterling Infrastructure, Inc.
(Exact name of registrant as specified in its charter)

Delaware	25-1655321
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)
1800 Hughes Landing Blvd.
The Woodlands, Texas 77380
(281) 214-0777
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark D. Wolf
General Counsel & Corporate Secretary
1800 Hughes Landing Blvd.
The Woodlands, Texas 77380
(281) 214-0777
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Alexandra C. Layfield Thomas D. Kimball Jones Walker LLP 201 St. Charles Ave, Suite 5100 New Orleans, Louisiana 70170 (504) 582-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined in light of market conditions and other factors.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer	☒

Non-accelerated filer ☐	Smaller reporting company	☐

	Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

We are filing this registration statement solely to replace the registrant’s registration statement on Form S-3 (File No. 333-238001), filed with the U.S. Securities and Exchange Commission on May 5, 2020 (the “Expiring Registration Statement”), that is scheduled to expire on May 14, 2023 pursuant to Rule 415(a)(5) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 415(a)(6) of the Securities Act, effectiveness of this registration statement will be deemed to terminate the Expiring Registration Statement.

PROSPECTUS

Sterling Infrastructure, Inc.
Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
Units
We may from time to time offer our common stock, preferred stock (which we may issue in one or more series), depositary shares, debt securities (which we may issue in one or more series), warrants entitling the holders to purchase one or more classes or series of these securities or units consisting of two or more of these classes or series of securities. We will determine when we sell securities, the amounts and types of securities we will sell and the prices and other terms on which we will sell them. We may sell securities to or through underwriters or agents or directly to purchasers. In addition, certain selling securityholders to be identified in applicable prospectus supplements may offer and sell such securities from time to time, in amounts, at prices and on terms that will be determined at the time the securities are offered.
We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of the particular securities which we offer in the future. We may describe the terms of those securities in a term sheet which will precede the prospectus supplement.
In each prospectus supplement we will include the following information:
•the names of the underwriters or agents, if any, through which we will sell the securities;
•the proposed amounts of securities, if any, which the underwriters will purchase;
•the compensation, if any, of those underwriters or agents;
•the major risk factors associated with the securities offered;
•the initial public offering price of the securities, if there is one;
•information about the securities exchange or automated quotation system on which the securities will be listed or traded; and
•any other material information about the offering and sale of the securities.
Our common stock is listed for trading on the Nasdaq Global Select Market under the symbol “STRL.”
Investing in our securities involves risks. Please read “Risk Factors” on page 5 of this prospectus and in the applicable prospectus supplement and the risk factors that are incorporated by reference into this prospectus from our filings made with the U.S. Securities and Exchange Commission (the “SEC”).
You should carefully read this prospectus, any applicable prospectus supplement and the information described under the headings “Where You Can Find More Information” before you invest in any of these securities. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that describes the securities being offered.
Our principal executive offices are located at 1800 Hughes Landing Blvd., Suite 250, The Woodlands, Texas 77380, and our telephone number at this address is (281) 214-0777.
Neither the SEC nor any state securities commission has approved or disapproved of the securities we may be offering or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 2, 2023

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we or the selling securityholders, as applicable, may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we or the selling securityholders, as applicable, may offer. Each time we or the selling securityholders, as applicable, sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. You should read both this prospectus and any accompanying prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or have been or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.” We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.
Nobody has been authorized to give any information or to make any representations, other than those contained or incorporated in this prospectus or the applicable prospectus supplement. If given or made, that information or those representations may not be relied upon as having been authorized by us. This prospectus does not constitute an offer to, or a solicitation of, any person in any jurisdiction in which such an offer or solicitation would be unlawful. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since the date of this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated herein by reference contain statements that are, or may be considered to be, “forward-looking statements” regarding the Company which represent our expectations and beliefs concerning future events. These forward-looking statements are intended to be covered by the safe harbor for certain forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements included herein and the documents incorporated herein by reference relate to matters that are not based on historical facts and reflect our current expectations as of the date of this prospectus or the date of such document incorporated herein by reference, regarding items such as: our industry and business outlook, including relating to federal, state and municipal funding for infrastructure projects, the residential home building market and demand from our customers; business strategy, including the integration of recent acquisitions and the potential for additional future acquisitions; expectations and estimates relating to our backlog; expectations concerning our market position; future operations; margins; profitability; capital expenditures; liquidity and capital resources; and other financial and operating information. Forward-looking statements may use or contain words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “strategy,” “will,” “would” and similar terms and phrases.
Actual events, results and outcomes may differ materially from those anticipated, projected or assumed in the forward-looking statements due to a variety of factors. Although it is not possible to identify all of these factors, they include, among others, the following:

•factors that affect demand for our services or demand in end markets, including economic recessions or volatile economic cycles;
•cost escalations associated with our contracts, including changes in availability, proximity and cost of materials such as steel, cement, concrete, aggregates, oil, fuel and other construction materials, including changes in U.S. trade policies and retaliatory responses from other countries and cost escalations associated with subcontractors and labor;
•actions of suppliers, subcontractors, design engineers, joint venture partners, customers, competitors, banks, surety companies and others which are beyond our control, including suppliers’, subcontractors’ and joint venture partners’ failure to perform;
•factors that affect the accuracy of estimates inherent in the bidding for contracts, estimates of backlog, and over time revenue recognition accounting policies, including onsite conditions that differ materially from those assumed in the original bid, contract modifications, mechanical problems with machinery or equipment and effects of other risks referenced below;
•changes in costs to lease, acquire or maintain our equipment;
•changes in general economic conditions, including reductions in federal, state and local government funding for infrastructure services, changes in those governments’ budgets, practices, laws and regulations and interest rate fluctuations and other adverse economic factors beyond our control in our geographic markets;
•the presence of competitors with greater financial resources or lower margin requirements than ours, and the impact of competitive bidders on our ability to obtain new backlog at reasonable margins acceptable to us;
•design/build contracts which subject us to the risk of design errors and omissions;
•our ability to obtain bonding or post letters of credit;
•adverse weather conditions;
•potential disruptions, failures or security breaches of the information technology systems on which we rely to conduct our business;
•potential risks and uncertainties relating to major public health crises, including the COVID-19 pandemic;
•our dependence on a limited number of significant customers;
•our ability to attract and retain key personnel;
•increased unionization of our workforce or labor costs and any work stoppages or slowdowns;

•federal, state and local environmental laws and regulations where non-compliance can result in penalties and/or termination of contracts as well as civil and criminal liability;
•citations issued by any governmental authority, including the Occupational Safety and Health Administration;
•our ability to qualify as an eligible bidder under government contract criteria;
•delays or difficulties related to the completion of our projects, including additional costs, reductions in revenues or the payment of liquidated damages, or delays or difficulties related to obtaining required governmental permits and approvals;
•any prolonged shutdown of the government;
•our ability to successfully identify, finance, complete and integrate recent and potential acquisitions;
•our ability to raise additional capital in the future on favorable terms or at all;
•our ability to generate cash flows sufficient to fund our financial commitments and objectives;
•our ability to meet the terms and conditions of our debt obligations and covenants; and
•the other risks discussed in more detail in Item 1A “Risk Factors”, other portions of our Annual Report on Form 10-K for the year ended December 31, 2022, or other of our filings with the SEC.
In reading this prospectus and the documents incorporated herein by reference, you should consider these factors carefully in evaluating any forward-looking statements and you are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements reflect our current expectations as of the date of this this prospectus regarding future events, results or outcomes. These expectations may or may not be realized. Some of these expectations may be based upon assumptions or judgments that prove to be incorrect. Additional factors or risks that we currently deem immaterial, that are not presently known to us or that arise in the future could also cause our actual results to differ materially from our expected results. Given these uncertainties, investors are cautioned that many of the assumptions upon which our forward-looking statements are based are likely to change after the date the forward-looking statements are made. Further, we may make changes to our business plans that could affect our results. Although we believe that our plans, intentions and expectations reflected in, or suggested by, the forward-looking statements that we make in this prospectus and the documents incorporated herein by reference are reasonable, we can provide no assurance that they will be achieved.
The forward-looking statements speak only as of the date made, and we undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise, and notwithstanding any changes in our assumptions, changes in business plans, actual experience or other changes.

STERLING INFRASTRUCTURE, INC.
As used in this prospectus, all references to “the Company,” “Sterling,” “Sterling Infrastructure, Inc.,” “we,” “us” and “our” refer to Sterling Infrastructure, Inc. and its subsidiaries, unless otherwise stated or indicated by context.
Sterling Infrastructure, Inc. operates through a variety of subsidiaries within three segments specializing in E-Infrastructure, Transportation and Building Solutions in the United States, primarily across the Southern, Northeastern, Mid-Atlantic and Rocky Mountain regions and Hawaii. E-Infrastructure Solutions provides advanced, large-scale site development services for data centers, e-commerce distribution centers, manufacturing, warehousing, energy and more. Transportation Solutions includes infrastructure and rehabilitation projects for highways, roads, bridges, airports, ports, rail and storm drainage systems. Building Solutions projects include residential and commercial concrete foundations for single-family and multi-family homes, parking structures, elevated slabs and other concrete work. From strategy to operations, we are committed to sustainability by operating responsibly to safeguard and improve society’s quality of life. Caring for our people and our communities, our customers and our investors – that is The Sterling Way.
We are a Delaware corporation. Our principal executive offices are located at 1800 Hughes Landing Blvd., Suite 250, The Woodlands, Texas 77380, and our telephone number at this address is (281) 214-0777. Our website is www.strlco.com. Information on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus.

RISK FACTORS
An investment in our securities involves various risks. Before making an investment in our securities, you should carefully consider the risks outlined in “Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K, as well as the information contained in this prospectus and in the prospectus supplements relating to particular offers of securities. Any of those risk factors could significantly and adversely affect our business, prospects, financial condition and results of operations, and the trading price of our securities. Although we describe, and will describe, what we believe to be the principal risks related to our Company and the securities we offer, we can also be affected by risks we do not anticipate or do not think will have a material effect upon us.
USE OF PROCEEDS
When we offer particular securities, we will describe in the prospectus supplement relating to the securities how we intend to use the proceeds of the sale of those securities.
Unless otherwise indicated in a prospectus supplement, in the case of a sale by a selling securityholder, we will not receive any of the proceeds from such sale.
DESCRIPTION OF SECURITIES
This prospectus contains a summary of the securities that we or certain selling securityholders to be identified in a prospectus supplement may sell. These summaries are not meant to be a complete description of each security. However, this prospectus and any accompanying prospectus supplement will contain the material terms of the securities being offered. The terms of the securities offering, including the initial offering price and the net proceeds to us, will be set forth in the prospectus supplement, or in other filings we make with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated by reference.
DESCRIPTION OF CAPITAL STOCK
For a complete statement of the terms and rights of our capital stock, you should refer to the applicable provisions of our certificate of incorporation, bylaws and the documents that we have incorporated by reference, including the description of capital stock contained in the registration statement on Form 8-A, as updated by Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2020, and any amendment or report filed for the purpose of updating such description, copies of which are exhibits to the registration statement of which this prospectus forms a part, and which are incorporated herein by reference. Copies of our certificate of incorporation and bylaws will be sent to you at no charge upon request. See “Where You Can Find More Information” below.
DESCRIPTION OF DEPOSITARY SHARES
We may issue depositary receipts representing interests, which are called depository shares, in shares of our common stock or of a particular series of preferred stock. In such case, we would deposit the common stock or preferred stock represented by the depositary shares with a depositary, which would hold that common stock or preferred stock for the benefit of the holders of the depositary shares, in accordance with a deposit agreement between the depositary and us.
The shares of common stock or a particular series of preferred stock represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us, and the holders of the depositary receipts. Subject to the terms of the deposit agreement, the holders of depositary shares would be entitled to all the rights and preferences of the common stock or preferred stock to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in that common or preferred stock. The material terms of the deposit agreement will be set forth in the applicable prospectus supplement.
DESCRIPTION OF DEBT SECURITIES
The debt securities will be our direct unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities of us. The debt securities that are sold may be convertible or exchangeable into our common stock or any of the other securities that may be sold pursuant to this prospectus. The debt securities will be issued under one or more separate indentures between us and U.S. Bank Trust Company, National Association, as trustee. Senior debt securities will be issued under a senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Each of the senior indenture and the subordinated indenture is referred to as an “indenture.” The material terms of any indenture will be set forth in the applicable prospectus supplement.
DESCRIPTION OF WARRANTS
We may issue warrants to purchase common stock, preferred stock, depositary shares, debt securities or units. Each issue of warrants will be the subject of a warrant agreement which will contain the terms of the warrants. We will distribute a prospectus supplement with regard to each issue of warrants. Each prospectus supplement will describe, as to the warrants to which it relates:
•the securities which may be purchased by exercising the warrants (which may be common stock, preferred stock, depositary shares, debt securities or units consisting of two or more of those types of securities);
•the exercise price of the warrants (which may be wholly or partly payable in cash or wholly or partly payable with other types of consideration);
•the period during which the warrants may be exercised;
•any provision adjusting the securities which may be purchased on exercise of the warrants and the exercise price of the warrants in order to prevent dilution or otherwise;
•the place or places where warrants can be presented for exercise or for registration of transfer or exchange; and
•any other material terms of the warrants.
DESCRIPTION OF UNITS
We may issue securities in units, each consisting of two or more types of securities. For example, we might issue units consisting of a combination of debt securities and warrants to purchase common stock. If we issue units, the prospectus supplement relating to the units will contain the information described above with regard to each of the securities that is a component of the units. In addition, each prospectus supplement relating to units will:
•state how long, if at all, the securities that are components of the units must be traded in units, and when they can be traded separately;
•state whether we will apply to have the units traded on a securities exchange or securities quotation system; and
•describe how, for U.S. federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.
SELLING SECURITYHOLDERS
Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, securities in various private transactions. Such selling securityholders may be parties to registration rights agreements with us, or we may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledges, donees or successors, all of whom we refer to as “selling securityholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.
The applicable prospectus supplement will set forth the name of each of the selling securityholders and the number of shares of our commons stock beneficially owned by such selling securityholder that are covered by such prospectus supplement.

PLAN OF DISTRIBUTION
We and/or the selling securityholders, if applicable, may sell the securities in one or more of the following ways (or in any combination of the following ways) from time to time:
•through underwriters or dealers, whether individually or through an underwriting syndicate led by one or more managing underwriters;
•directly to a limited number of purchasers or to a single purchaser;
•through agents; or
•through any other methods described in a prospectus supplement.
The prospectus supplement will state the terms of the offering of the securities, including:
•the name or names of any underwriters, dealers or agents;
•the purchase price of such securities and the proceeds to be received by us, if any;
•any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
•any initial public offering price;
•any discounts or concessions allowed or reallowed or paid to dealers; and
•any securities exchanges on which the securities may be listed.
Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If we and/or the selling securityholders, if applicable, use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:
•negotiated transactions;
•at a fixed public offering price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to prevailing market prices; or
•at negotiated prices.
Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.
We and/or the selling securityholders, if applicable, may sell the securities through agents from time to time. Agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), which includes sales made directly or through the Nasdaq Global Select Market, the existing trading market for our common stock, or sales made to or through a market other than on an exchange. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
We and/or the selling securityholders, if applicable, may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
Underwriters and agents may be entitled under agreements entered into with us and/or the selling securityholders, if applicable, to indemnification by us and/or the selling securityholders, if applicable, against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.
Each series of securities will be a new issue of securities and will have no established trading market other than our common stock, which is listed on the Nasdaq Global Select Market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than our common stock, may or may not be listed on a national securities exchange.

LEGAL MATTERS
Jones Walker LLP or other counsel selected by the Company with regard to a particular offering, who will be named in the prospectus supplement relating to that offering, will pass upon the validity of any securities we offer by this prospectus. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.
EXPERTS
The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and our website at www.strlco.com. However, except for the information specifically incorporated by reference herein as set forth below, the information on the SEC’s website and the information on, or accessible through, our website do not constitute a part of this prospectus.
We are “incorporating by reference” into this prospectus specific documents that we filed with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future documents that we file (other than information in the documents or filings that is deemed to have been furnished and not filed) with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the termination of the offerings of all of the securities covered by this prospectus.
We are “incorporating by reference” into this prospectus the following documents:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including information specifically incorporated by reference therein from our Proxy Statement for our 2023 Annual Meeting of Shareholders filed on March 24, 2023; and
•the description of our common stock set forth in our Registration Statement on Form 8-A (File No. 001-31993), filed with the SEC on January 11, 2006, as updated by Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and any amendment or report filed for the purpose of updating such description.
This prospectus and the information incorporated by reference herein contain summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of securities covered by this prospectus. The descriptions of these agreements contained in this prospectus or information incorporated by reference herein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.
Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes any statement contained herein. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus.
You may request, without charge, a copy of any incorporated document (excluding exhibits, unless we have specifically incorporated an exhibit in an incorporated document) by writing or telephoning us at our principal executive offices at the following address:
Sterling Infrastructure, Inc.
Attention: Investor Relations
1800 Hughes Landing Blvd., Suite 250
The Woodlands, Texas 77380
(281) 214-0777

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution
The following table sets forth the various costs and expenses to be paid by us in connection with the offerings described in this registration statement.

SEC registration fee	$	*
Printing and engraving expenses		**
Accounting fees and expenses		**
Legal fees and expenses		**
Miscellaneous		**
Total	$	**
        _______________________________
* In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended (the “Securities Act”), we are deferring payment of the registration fee for the securities offered.
** The amount of securities and number of offerings are indeterminable so the expenses cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of securities being offered will be included in any applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers
We are a Delaware corporation. Subsection (a) of Section 145 of the Delaware General Corporation Law, or DGCL, authorizes a court to award, or a corporation’s board of directors to grant, indemnity under certain circumstances to any person in connection with actions, suits or proceedings, by reason of the fact that the person is or was a director, officer, employee or agent, against expenses and liabilities incurred in such actions, suits or proceedings so long as they acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the company, and with respect to any criminal action if they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of such corporation, however, indemnification is generally limited to attorneys’ fees and other expenses actually and reasonably incurred and is not available if such person is adjudged to be liable to such corporation unless the court determines that indemnification is appropriate.
Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 of the DGCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators.

As permitted by the DGCL, our certificate of incorporation provides that:
•we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law, subject to very limited exceptions;
•we may indemnify our other employees and agents to the fullest extent permitted by Delaware law, subject to very limited exceptions;
•we are required to advance expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to very limited exceptions;
•we may advance expenses, as incurred, to our employees and agents in connection with a legal proceeding; and
•the rights conferred in our certificate of incorporation are not exclusive.
The indemnification provisions in our certificate of incorporation may be sufficiently broad to permit indemnification of our directors and officers for liabilities arising under the Securities Act.
Section 145 of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145 of the DGCL. Sterling Infrastructure, Inc. and its subsidiaries are covered by liability insurance policies which indemnify our directors and officers against loss arising from claims by reason of their legal liability for acts as such directors, officers or trustees, subject to limitations and conditions as set forth in the policies.
Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Our certificate of incorporation limits the liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL.
The foregoing discussion of our certificate of incorporation and Delaware law is not intended to be exhaustive and is qualified in its entirety by the certificate of incorporation or law.
Any underwriting agreement or distribution agreement that we enter into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify us, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act.

Item 16.	Exhibits

Exhibit No.	Document

1.1**	Form of Underwriting Agreement for each of the securities registered hereby.

2.1
Equity Purchase Agreement, dated as of August 13, 2019, by and among Greg K. Rogers, Philip P. Travis, as trustee of the Lorin L. Rogers 2018 Trust, Kimberlin Rogers 2018 Trust, Gregory K. Rogers 2018 Trust and Mary K. Rogers 2018 Trust, LK Gregory Construction, Inc., Plateau Excavation, Inc., and DeWitt Excavation, LLC (incorporated by reference to Exhibit 2.1 to Sterling Construction Company, Inc.’s Current Report on Form 8-K, filed on August 16, 2019 (SEC File No. 1-31993)).

2.2
Stock Purchase Agreement, dated as of December 30, 2021, by and among Michael V. Petillo, in his individual capacity and as the sellers’ representative, the 2020 Audrey Petillo Family Trust, the Michael V. Petillo Family Trust, Petillo LLC, Petillo NY LLC, Petillo Maryland Incorporated, Petillo NJ Holdings Incorporated, Petillo NY Holdings Incorporated, Petillo MD Holdings Incorporated and Sterling Construction Company, Inc. (incorporated by reference to Exhibit 2.1 to Sterling Construction Company, Inc.’s Current Report on Form 8-K, filed on January 5, 2022 (SEC File No. 1-31993)).

3.1
Composite Certificate of Incorporation of Sterling Infrastructure, Inc. as amended through June 1, 2022 (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on August 2, 2022 (SEC File No. 001-31993)).

3.2
Amended and Restated Bylaws of Sterling Infrastructure, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the SEC on June 1, 2022 (SEC File No. 001-31993)).

4.1
Form of Common Stock Certificate of Sterling Infrastructure, Inc. (incorporated by reference to Exhibit 4.5 to Sterling Construction Company, Inc.'s Registration Statement on Form 8-A, filed on January 11, 2006 (SEC File No. 1-31993)).

4.2**	Form of Certificate of Designations of Preferred Stock of Sterling Infrastructure, Inc.

4.3*	Form of Indenture (including form of senior debt security).

4.4**	Form of Warrant Agreement (including form of warrant certificate).

4.5**	Form of Deposit Agreement (including form of depositary share certificate).

4.6**	Form of Unit Purchase Contract Agreement (including form of unit certificate).

4.7
Registration Rights Agreement, dated April 3, 2017, by and among Sterling Infrastructure, Inc. (f/k/a Sterling Construction Company, Inc.), OCM Sterling NE Holdings, LLC and OCM Sterling E. Holdings, LLC (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 4, 2017 (SEC File No. 1-31993)).

4.8	Description of Securities Registered Under Section 12 (incorporated by reference to Exhibit 4.4 to the Company’s Form 10-K filed on March 3, 2020 (SEC File No. 1-31993).

5.1*	Opinion of Jones Walker LLP.

23.1*	Consent of Jones Walker LLP (included in Exhibit 5.1).

23.2*	Consent of Grant Thornton LLP.

24.1*	Power of Attorney (included on the signature page).

25.1*	Statement of Eligibility and Qualification on Form T-1 of U.S. Bank Trust Company, National Association, as trustee under Form of Indenture.

107*	Fee Table

*	Filed herewith.
**	To be filed by amendment or as an exhibit to Current Report on Form 8-K filed at a later date in connection with a specific offering.
Item 17.	Undertakings
 (a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned Registrant undertake that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b) The undersigned Registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(d) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of The Woodlands, State of Texas, on May 2, 2023.

STERLING INFRASTRUCTURE, INC.

By:	/s/ Joseph A. Cutillo
Name: Joseph A. Cutillo
Title: Chief Executive Officer
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph A. Cutillo, the registrant’s Chief Executive Officer, and Ronald A. Ballschmiede, the registrant’s Executive Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer, and each of them singly, and any successor or successors to such office or offices held by each of them, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph A. Cutillo	Chief Executive Officer and Director (Principal Executive Officer)	May 2, 2023
Joseph A. Cutillo

/s/ Ronald A. Ballschmiede	Executive Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 2, 2023
Ronald A. Ballschmiede

/s/ Thomas M. White	Director and Non-Executive Chairman	May 2, 2023
Thomas M. White

/s/ Roger A. Cregg	Director	May 2, 2023
Roger A. Cregg

/s/ Julie A. Dill	Director	May 2, 2023
Julie A. Dill

/s/ Dana C. O’Brien	Director	May 2, 2023
Dana C. O’Brien

/s/ Charles R. Patton	Director	May 2, 2023
Charles R. Patton

/s/ Dwayne A. Wilson	Director	May 2, 2023
Dwayne A. Wilson

S-1
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